UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
 ______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2024
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LIFEVANTAGE CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-35647	90-0224471
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
3300 Triumph Blvd., Suite 700
Lehi, Utah 84043
(Address of principal executive offices, including zip code)
(801) 432-9000
(Registrant's telephone number)
_____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.0001	LFVN	The Nasdaq Stock Market LLC
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
LifeVantage Corporation (the “Company”) held its fiscal year 2025 annual meeting of stockholders on November 7, 2024 (the “Annual Meeting”). Of the 12,484,004 shares of the Company’s common stock outstanding as of the record date, 8,790,929 shares, or 70.4% were represented at the Annual Meeting either in person or by proxy. The following proposals were submitted to a vote of the Company’s stockholders at the Annual Meeting:
1. To elect the following eight director nominees to the Company’s board of directors to hold office until the Company’s fiscal year 2026 annual meeting of stockholders or until their respective successors are elected and qualified:

Mr. Rajendran Anbalagan	Mr. Dayton Judd
Mr. Michael A. Beindorff	Ms. Cynthia Latham
Mr. Steven R. Fife	Mr. Darwin K. Lewis
Mr. Raymond B. Greer	Mr. Garry Mauro
2. To approve, on an advisory basis, a resolution approving the compensation of the Company’s named executive officers;
3. To ratify the selection of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2025;
4. To approve an amendment to the 2017 Long-Term Incentive Plan;
5. To approve an amendment to the 2019 Employee Stock Purchase Plan; and
6. To approve, on an advisory basis, a resolution approving the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers of one, two or three years.
The proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on September 20, 2024.
The final voting results of each proposal were as follows:
Proposal 1 – Election of Directors.
The Company’s stockholders elected each of the eight director nominees listed above to the Company’s board of directors (the “Board”) to serve until the Company’s fiscal year 2026 annual meeting of stockholders or until their respective successors are elected and qualified. Votes cast were as follows:

	For	Against	Abstain	Broker Non-Votes
Mr. Rajendran Anbalagan	6,182,701	8,017	4,302	2,595,909
Mr. Michael A. Beindorff	5,589,717	601,352	3,951	2,595,909
Mr. Steven R. Fife	6,183,949	7,185	3,886	2,595,909
Mr. Raymond B. Greer	6,185,542	5,164	4,314	2,595,909
Mr. Dayton Judd	5,658,971	531,764	4,285	2,595,909
Ms. Cynthia Latham	5,783,503	407,463	4,054	2,595,909
Mr. Darwin K. Lewis	5,905,061	285,715	4,244	2,595,909
Mr. Garry Mauro	5,605,279	585,615	4,126	2,595,909

Proposal 2 – Approval, on an Advisory Basis, of a Resolution Approving the Compensation of the Company’s Named Executive Officers.
The Company’s stockholders approved, on an advisory and non-binding basis, the compensation of the Company’s named executive officers. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
4,555,750	1,609,062	30,208	2,595,909
Proposal 3 – Ratification of Selection of Independent Registered Public Accounting Firm.
The Company’s stockholders ratified the selection of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025. Votes cast were as follows:

For	Against	Abstain
8,704,785	80,917	5,227
Proposal 4 – Approval of an Amendment to the Company’s 2017 Long-Term Incentive Plan.
The Company’s stockholders approved the amendment to the Company’s 2017 Long-Term Incentive Plan. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
5,892,950	276,217	25,853	2,595,909
Proposal 5 – Approval of an Amendment to the Company’s 2019 Employee Stock Purchase Plan.
The Company’s stockholders approved the amendment to the Company’s 2019 Employee Stock Purchase Plan. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
6,153,185	21,376	20,459	2,595,909
Proposal 6 – Approval, on an Advisory Basis, of a Resolution Approving the Frequency with which the Advisory Vote of Named Executive Officer Compensation Should Be Held
The Company’s stockholders approved, on an advisory basis, “Every Year” as the frequency with which the advisory vote to approve the compensation of the Company’s named executive officers should be held. Votes cast were as follows:

Every Year	Every Two Years	Every Three Years	Abstain
5,844,297	15,791	325,303	9,629
Consistent with the recommendation of the Board as set forth in the Company’s proxy statement for its Annual Meeting and in light of the vote of the stockholders at the Annual Meeting, the Company will include an advisory vote to approve the compensation of the Company’s named executive officers in its proxy materials every year. The Company will continue to hold advisory votes on named executive officer compensation every year until the Board decides to hold the next stockholder advisory vote on the frequency of advisory votes on named executive officer compensation, which shall be no later than the Company's fiscal year 2031 annual meeting of stockholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 14, 2024	LIFEVANTAGE CORPORATION By: /s/ Steven R. Fife Name: Steven R. Fife Title: President and Chief Executive Officer